Exhibit 99.1

PERRIGO COMPANY PLC ANNOUNCES THE PRICING OF ITS

OFFERING OF ORDINARY SHARES

Dublin, Ireland — (November 20, 2014) — Perrigo Company plc (“Perrigo”) (NYSE: PRGO; TASE), a leading global provider of “Quality Affordable Healthcare Products®,” today announced the pricing of the registered public offering of 5,921,053 of its ordinary shares at a public offering price of $152.00 per share. Perrigo has granted the underwriters a 30-day option to purchase an additional 888,157 ordinary shares.

Perrigo estimates that the net proceeds from the offering will be approximately $870.8 million (or approximately $1.0 billion if the underwriters exercise in full their option to purchase additional ordinary shares).

Perrigo intends to use the net proceeds of the offering, together with the proceeds of other financing sources, to fund the cash consideration for its proposed acquisition (the “Acquisition”) of Omega Pharma Invest NV (“Omega”) and to repay or refinance certain indebtedness of Perrigo and/or Omega. The offering is not contingent on the consummation of the Acquisition. If the Acquisition is not consummated, the net proceeds of the offering will be used for general corporate purposes, which may include capital expenditures; the repayment of debt; investments in subsidiaries; additions to working capital; the repurchase, redemption or retirement of our securities; acquisitions and other business opportunities. The offering is expected to close on November 26, 2014, which is prior to the expected date of the consummation of the Acquisition.

J.P. Morgan, Barclays and BofA Merrill Lynch are the joint book-running managers in the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement relating to the offering and the accompanying base prospectus, copies of which may be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (866) 803-9204; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: Barclaysprospectus@broadridge.com, or telephone: (888) 603-5847.

About Perrigo

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company plc, headquartered in Ireland, has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, nutritional products and active pharmaceutical ingredients (API), and receives royalties from Multiple Sclerosis drug Tysabri®. The Company is the world’s largest manufacturer of OTC healthcare products for the store brand market and an industry leader in pharmaceutical technologies. Perrigo’s mission is to offer uncompromised “Quality Affordable Healthcare Products®” and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as more than 40 other key markets worldwide, including Canada, China and Latin America.

For more information:

Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com, or Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes certain “forward looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company, its expectations and its future financial condition and performance. Statements that are not historical facts, including statements about the Company’s managements’ beliefs and expectations, are forward looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful completion of the transactions contemplated herein; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for the Company’s products; changes in tax laws or interpretations that could increase the Company’s tax liabilities; and such other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended June 28, 2014, in the subsequent filings with the SEC and in other investor communications of the Company from time to time. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.